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EXHIBIT 99.1


ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                   60 Round Hill Road    Fairfield, CT  06824
                   Phone: (203) 254-6060  FAX: (203) 254-6521
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                       FOR IMMEDIATE RELEASE   October 20, 2005


ACME UNITED CORPORATION REPORTS 16% NET SALES INCREASE FOR THE THIRD QUARTER

         FAIRFIELD, CONN. - October 20, 2005 - Acme United Corporation (AMEX:ACU) today announced that net sales for the quarter ended September 30, 2005 were $13.4 million compared to $11.6 million in the same period in 2004, an increase of 16% . Net sales for the nine months ended September 30, 2005 were $38.9 million compared to $32.5 million in the same period in 2004, an increase of 20%. Net sales for the nine months in the U.S. increased 21% due to the sale of new products and market share gains. International sales increased by 17%, and 11% in local currency.

         Net income was $200,000 or $.05 per diluted share for the third quarter ended September 30, 2005 compared to $1,017,000 or $.26 per diluted share for the comparable period last year. During the third quarter of 2005 the company recognized a $1.5 million non-recurring charge for the demolition of its former manufacturing buildings in Bridgeport, Connecticut. The Company ceased manufacturing at this site in 1996 and the buildings have remained idle. Net income without this charge would have been $1,130,000 or $.29 per diluted share, a 12% increase over 2004. Net income for the nine months ended September 30, 2005 was $2,164,000, or $.57 per diluted share compared to $2,484,000, or $.66 per diluted share in the comparable period last year. Excluding the non-recurring charge net income would have been $3,094,000 or $.81 per diluted share, a 25% increase over 2004. Non-GAAP, or pro forma results, are presented to provide additional information to the reader to provide an opportunity to make meaningful comparisons to results in prior periods.

         Gross margins were 46.0% in the third quarter of 2005 versus 47.0% in the comparable period last year. For the first nine months of 2005 gross margins were 45.7% compared to 45.3% in the same period in 2004. Sales of new products and an improved product mix essentially offset higher raw material and shipment costs.

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         Walter C. Johnsen, President and CEO, said, "I am pleased with the new products which have been recently introduced including leading edge manual and electric pencil sharpeners, award winning kids scissors, high performance titanium scissors, new professional scissors and cutters and a number of innovative craft items. These are being shown to major customers now for shipment in 2006."

         The Company's bank debt on September 30, 2005 was $6.6 million compared to $3.3 million on September 30, 2004. During the first nine months of 2005, Acme repurchased 218,000 shares of its common stock at a cost of $3.2 million and paid dividends in the total amount of $267,000. In addition, the Company added approximately $3.6 million of inventory to meet forecasted growth requirements.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, office and industrial use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            THIRD QUARTER REPORT 2005
                                                            Quarter Ended             Quarter Ended
                                                         September 30, 2005        September 30, 2004
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                      $ 13,400                  $ 11,595
Gross Profit                                                      6,166                     5,453
Selling, General, and Administrative Expenses                     4,159                     3,739
Other Expense                                                       169                        98
Non-Recurring Charge                                              1,500                         -
Pre-Tax Income                                                      338                     1,616
Income Tax Expense                                                  138                       599
Net Income                                                          200                     1,017
Earnings Per Share Diluted                                         0.05                      0.26

Reconciliation to reported Net Income (GAAP)
     Pre-Tax Income as reported (GAAP)                              338                     1,616
     Non-Recurring Charge                                         1,500                         -
     Pre-Tax Income as adjusted                                   1,838                     1,616
     Income Tax Expense as adjusted                                 708                       599
     Net Income as adjusted                                       1,130                     1,017
     Earnings Per Share Before Non-Recurring Charge                0.29                      0.26

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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            THIRD QUARTER REPORT 2005
                                                          Nine Months Ended         Nine Months Ended
                                                          September 30, 2005        September 30, 2004
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                      $ 38,887                  $ 32,460
Gross Profit                                                     17,758                    14,691
Selling, General, and Administrative Expenses                    12,455                    10,288
Other Expense                                                       371                       257
Non-Recurring Charge                                              1,500                         -
Pre-Tax Income                                                    3,432                     4,146
Income Tax Expense                                                1,268                     1,662
Net Income                                                        2,164                     2,484
Earnings Per Share Diluted                                         0.57                      0.66

Reconciliation to reported Net Income (GAAP)
     Pre-Tax Income as reported (GAAP)                            3,432                     4,146
     Non-Recurring Charge                                         1,500                         -
     Pre-Tax Income as adjusted                                   4,932                     4,146
     Income Tax Expense as adjusted                               1,838                     1,662
     Net Income as adjusted                                       3,094                     2,484
     Earnings Per Share Before Non-Recurring Charge                0.81                      0.66

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
                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            THIRD QUARTER REPORT 2005
                                   (Unaudited)
Amounts in $000's                                         September 30, 2005        September 30, 2004
--------------------------------------------------------------------------------------------------------
Assets:
Current Assets:
     Cash                                                      $    518                  $  1,481
     Accounts Receivable, Net                                    11,491                    11,213
     Inventories                                                 11,699                     8,053
     Prepaid and Other current Assets                               741                       647
                                                          ----------------------------------------------
Total Current Assets                                             24,449                    21,394

     Property and Equipment, Net                                  2,759                     2,212
     Other Assets                                                 1,442                       711
                                                          ----------------------------------------------
Total Assets                                                   $ 28,650                  $ 24,317
                                                          ==============================================

Liabilities and Stockholders' Equity:
Current Liabilities
     Accounts Payable                                             1,918                     1,928
     Other Current Liabilities                                    5,614                     5,365
                                                          ----------------------------------------------
Total Current Liabilities                                         7,532                     7,293
Long-Term debt                                                    6,587                     3,308
Other Non Current Liabilities                                       552                       701
                                                          ----------------------------------------------
                                                                 14,670                    11,302
Total Stockholders' Equity                                       13,980                    13,015
                                                          ----------------------------------------------
Total Liabilities and Stockholders' Equity                     $ 28,650                  $ 24,317
                                                          ==============================================

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